Exhibit 99.1

Simulations Plus
Integrating Science and Software

For Further Information:
Simulations Plus, Inc.
42505 10th Street West
Lancaster, CA 93534-7059

CONTACT:
Simulations Plus Investor Relations	Hayden IR
Ms. Renée Bouché	Mr. Cameron Donahue
661-723-7723	651-653-1854
info@simulations-plus.com	Cameron@haydenir.com

For Immediate Release:
September 8, 2010

Simulations Plus Reports Preliminary Revenues for Fourth Fiscal Quarter of FY2010

New Record Fiscal Year Follows Record 1st, 2nd and 3rd Quarters

LANCASTER, CA, September 8, 2010 – Simulations Plus, Inc. (NASDAQ: SLP), a leading provider of software for pharmaceutical discovery and development, today released preliminary revenues for its fourth fiscal quarter and the fiscal year ended August 31, 2010.

Ms. Momoko Beran, chief financial officer of Simulations Plus, stated, “Our CEO, Walt Woltosz, will be speaking at the Rodman & Renshaw Annual Global Investment Conference in New York City next week, so we are releasing preliminary revenues for Q4FY10 and FY10 in order to be able to provide the most current information possible at the conference.”

Preliminary results for the quarter:
•	Consolidated preliminary revenues for the fourth fiscal quarter of the 2010 fiscal year (Q4FY10) were $2.21 million.
•	This represents an increase of 20.0% compared to last year’s fourth quarter.
•	Preliminary revenues for the pharmaceutical software and services portion of the business were up 20.5% to $1.33 million.
•	Preliminary revenues for the Words+ subsidiary were $874,000, an increase of 19.4% over last year’s fourth quarter of $732,000.

Preliminary results for the fiscal year:
•	Consolidated preliminary revenues for fiscal year 2010 were $10.71 million, a new record fiscal year.
•	This represents an increase of 17.2% compared to FY2009.
•	Preliminary revenues for the pharmaceutical software and services portion of the business were up 20.9% to $7.62 million.
•	Preliminary revenues for the Words+ subsidiary were $3.09 million, an increase of 8.9% over FY2009.

“Earnings will not be known until income taxes have been determined and our auditors review our Annual Report on Form 10K for the fiscal year 2010, which we expect to file with the SEC on or before the November 30 deadline,” Ms. Beran continued.

Walt Woltosz, chairman and chief executive officer of Simulations Plus, added, “This is our first fiscal year with over $10 million in sales, and both the pharmaceutical software business and the Words+ subsidiary showed an approximate 20% growth over last year’s fourth quarter. The combination of our aggressive marketing and sales program for the pharmaceutical software and services business, along with the new EyePro eyegaze system that was released in May by our Words+ subsidiary, has resulted in this strong growth in the face of the overall economy that has troubled many other companies.”

“I will be presenting at the Rodman & Renshaw Investment Conference in New York City on Monday, September 13, and I’ll be doing a series of investor ‘road shows’ in Manhattan on Tuesday as well,” Mr. Woltosz continued. “Although we are providing preliminary revenues for the fourth quarter and fiscal year prior to the 10-K filing because of those meetings next week, preliminary revenues releases should not be expected every quarter.”

Simulations Plus expects to announce its fourth fiscal quarter and fiscal year 2010 results and file its Annual Report on Form 10-K not later than November 30, 2010.

About Simulations Plus, Inc.

Simulations Plus, Inc., is a premier developer of groundbreaking drug discovery and development simulation software, which is licensed to and used in the conduct of drug research by major pharmaceutical and biotechnology companies worldwide. We also provide a productivity tool called Abbreviate! for PCs and the Apple iPhone as well as an educational software series for science students in middle and high schools known as FutureLab™. Our  wholly owned subsidiary, Words+, Inc., provides assistive technologies to persons with disabilities, including the computerized communication system used by world-famous theoretical astrophysicist Professor Stephen Hawking.  For more information, visit our Web sites at www.simulations-plus.com and www.words-plus.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties.  Our actual future results could differ significantly from those statements.  Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, and a sustainable market.  Further information on our risk factors is contained in our quarterly and annual reports as filed with the Securities and Exchange Commission.

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